LIVERAMP ANNOUNCES SECOND QUARTER RESULTS

Subscription Revenue Up 19%

Operating Cash Flow Positive - Free Cash Flow Positive

Global ATS Momentum Continues to Build

SAN FRANCISCO, Calif., November 9, 2020—LiveRamp® (NYSE: RAMP), the leading global data connectivity platform, today announced its financial results for the quarter ended September 30, 2020.

Second Quarter Financial Highlights

•Total revenue was $105 million, up 16% compared to the prior year period.

•Subscription revenue was $86 million, up 19% compared to the prior year period and contributed 82% of total revenue.

•Marketplace & Other revenue was $19 million, up 4% compared to the prior year period.

•GAAP gross profit was $70 million, up 43% compared to the prior year period. GAAP gross margin of 67% expanded 13 percentage points. Non-GAAP gross profit was $75 million, up 33% compared to the prior year period. Non-GAAP gross margin of 72% expanded 9 percentage points.

•GAAP operating loss was $27 million compared to a GAAP operating loss of $50 million in the prior year period. Non-GAAP operating income was $1 million compared to a non-GAAP operating loss of $20 million in the prior year period.

•GAAP loss per share was $0.36, and non-GAAP earnings per share was $0.03.

•Net cash generated from operating activities was $6 million compared to net cash used by operating activities of $29 million in the prior year period.

•Cash and cash equivalents totaled $651 million with no debt at quarter end.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“We are playing a critical role in enabling the digital transformations and data-driven strategies of our customers and partners,” said LiveRamp CEO Scott Howe. “The pandemic has put a spotlight on the importance of addressability and measurement, and global brands are increasingly turning to LiveRamp to drive greater media efficiency and higher ROI on their marketing spend. Our recent global success with the Authenticated Traffic Solution (or ATS) reflects this trend. More than 215 publishers worldwide are now committed to ATS, including 60% of the US comScore 50.”

“Our strong, durable and recurring business model was once again on display in the second quarter,” added LiveRamp President and CFO Warren Jenson. “Subscription revenue was up 19%, our gross margin was a record 72%, and we delivered another quarter of non-GAAP operating profit. Looking ahead, we now expect to be slightly profitable on a non-GAAP basis for the full year.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its second fiscal quarter ($ in millions):

	Q2 Fiscal 2021		Q2 Fiscal 2020
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$86	—	$72	—
YoY change %	19%		31%
Marketplace & other revenue	$19	—	$18	—
YoY change %	4%		83%
Total revenue	$105	—	$90	—
YoY change %	16%		39%

Gross profit	$70	$75	$49	$56
% Gross margin	67%	72%	54%	63%
YoY change, pts	13pts	9pts	(8)pts	(6)pts

Operating income (loss)	$(27)	$1	$(50)	$(20)
% Operating margin	(26)%	1%	(56)%	(22)%
YoY change, pts	30pts	23pts	3pts	0pts

Net income (loss)	$(24)	$2	$(40)	$(15)
YoY change %	nm	nm	nm	nm
Earnings (loss) per share	$(0.36)	$0.03	$(0.59)	$(0.23)
YoY change %	nm	nm	nm	nm

Shares to Calculate EPS	66.0	68.8	67.7	67.7
YoY change %	(2)%	2%	(13)%	(13)%
Net operating cash flow	$6	—	$(29)	—
YoY change %	nm	—	nm	—
Free cash flow to equity	—	$6	—	$(31)
YoY change %	—	nm	—	nm

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Metrics & Highlights

•The Authenticated Traffic Solution (ATS), continues to experience strong global adoption. There are currently more than 25 supply-side platforms (SSPs) live or committed to implementing ATS. In addition, there are over 45 demand-side platforms (DSPs) live or committed to bid on the LiveRamp identifier, including The Trade Desk, Amobee, Criteo, dataxu, and MediaMath. Lastly, to date, 215 publishers globally have adopted ATS, including 60% of the US comScore 50.

•LiveRamp recently announced that the Unified ID 2.0, created by The Trade Desk, will be made available to publishers via LiveRamp’s Authenticated Identity Infrastructure. As part of the expanded partnership, marketers who work with both LiveRamp and The Trade Desk can now also bid on LiveRamp's identifier within The Trade Desk's platform to optimize media buying across channels.

•During the second quarter, subscription net retention was approximately 111% and platform net retention was 109%.

•Current remaining performance obligations (RPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $216 million, up 13% compared to the second quarter of last year.

•LiveRamp has 62 clients whose subscription contracts exceed $1 million in annual revenue, up from 44 in the prior year period.

•LiveRamp’s direct subscription customer count at quarter end was 795, an increase of 10% year over year.

Share Repurchase Program Extension

LiveRamp also announced today that its board of directors authorized the extension of its share repurchase program through December 31, 2022. The Company had approximately $326 million of remaining capacity available under the program as of September 30, 2020.

Since the inception of the share repurchase program in August 2011, the Company has returned approximately $1.17 billion to shareholders.

Under the program, LiveRamp is authorized to repurchase outstanding shares in open market or privately negotiated transactions depending on prevailing market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

P 3

Financial Outlook

Given macro economic uncertainties, LiveRamp is providing third quarter guidance only.

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, business transformation costs and restructuring charges.

For the third quarter of fiscal 2021, LiveRamp expects to report:

•Revenue of approximately $113 million, an increase of approximately 11% year-over-year

•GAAP operating loss of up to $25 million

•Non-GAAP operating income of up to $4 million

P 4

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data connectivity platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, share repurchase program, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to COVID-19 and the associated impact on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks relate to maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2020 ended March 31, 2020, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2021.

The financial information set forth in this press release reflects estimates based on information available at this time.
P 5

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,
			$	%
	2020	2019	Variance	Variance

Revenues	104,661	90,143	14,518	16.1%
Cost of revenue	34,897	41,460	(6,563)	(15.8)%
Gross profit	69,764	48,683	21,081	43.3%
% Gross margin	66.7%	54.0%

Operating expenses:
Research and development	31,035	26,445	4,590	17.4%
Sales and marketing	41,705	45,204	(3,499)	(7.7)%
General and administrative	24,495	27,262	(2,767)	(10.1)%
Gains, losses and other items, net	(619)	45	(664)	(1,475.6)%
Total operating expenses	96,616	98,956	(2,340)	(2.4)%

Loss from operations	(26,852)	(50,273)	23,421	46.6%
% Margin	(25.7)%	(55.8)%

Total other income (expense)	(225)	4,780	(5,005)	(104.7)%

Loss from operations before income taxes	(27,077)	(45,493)	18,416	40.5%
Income tax benefit	(3,109)	(5,291)	2,182	41.2%

Net loss	(23,968)	(40,202)	16,234	40.4%

Basic loss per share	(0.36)	(0.59)	0.23	38.9%

Diluted loss per share	(0.36)	(0.59)	0.23	38.9%

Basic weighted average shares	66,010	67,684
Diluted weighted average shares	66,010	67,684

P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the six months ended September 30,
			$	%
	2020	2019	Variance	Variance

Revenues	204,098	172,654	31,444	18.2%
Cost of revenue	69,362	77,886	(8,524)	(10.9)%
Gross profit	134,736	94,768	39,968	42.2%
% Gross margin	66.0%	54.9%

Operating expenses:
Research and development	58,024	50,167	7,857	15.7%
Sales and marketing	80,332	88,348	(8,016)	(9.1)%
General and administrative	47,863	52,580	(4,717)	(9.0)%
Gains, losses and other items, net	1,376	2,321	(945)	(40.7)%
Total operating expenses	187,595	193,416	(5,821)	(3.0)%

Loss from operations	(52,859)	(98,648)	45,789	46.4%
% Margin	(25.9)%	(57.1)%

Total other income	238	10,662	(10,424)	(97.8)%

Loss from continuing operations before income taxes	(52,621)	(87,986)	35,365	40.2%
Income tax benefit	(6,925)	(5,644)	(1,281)	(22.7)%

Net loss	(45,696)	(82,342)	36,646	44.5%

Basic loss per share	(0.69)	(1.21)	0.51	42.4%

Diluted loss per share	(0.69)	(1.21)	0.51	42.4%

Basic weighted average shares	65,790	68,295
Diluted weighted average shares	65,790	68,295

P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,		For the six months ended September 30,
	2020	2019	2020	2019

Loss from operations before income taxes	(27,077)	(45,493)	(52,621)	(87,986)
Income taxes (benefit)	(3,109)	(5,291)	(6,925)	(5,644)
Net loss	(23,968)	(40,202)	(45,696)	(82,342)

Loss per share:
Basic	(0.36)	(0.59)	(0.69)	(1.21)
Diluted	(0.36)	(0.59)	(0.69)	(1.21)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,350	5,369	9,656	8,492
Non-cash stock compensation (cost of revenue and operating expenses)	24,204	23,354	40,689	41,984
Accelerated depreciation (cost of revenue and operating expenses	—	1,663	—	3,569
Restructuring and merger charges (gains, losses, and other)	(619)	45	1,376	2,321
Transformation costs (general and administrative)	258	—	3,863	—
Total excluded items	28,193	30,431	55,584	56,366

Income (loss) from operations before income taxes and excluding items	1,116	(15,062)	2,963	(31,620)
Income taxes (benefit) (2)	(1,291)	190	(357)	(26)
Non-GAAP net earnings (loss)	2,407	(15,252)	3,320	(31,594)

Non-GAAP loss per share:
Basic	0.04	(0.23)	0.05	(0.46)
Diluted	0.03	(0.23)	0.05	(0.46)

Basic weighted average shares	66,010	67,684	65,790	68,295
Diluted weighted average shares	68,804	67,684	68,071	68,295

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP LOSS FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2020	2019	2020	2019

Loss from operations	(26,852)	(50,273)	(52,859)	(98,648)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,350	5,369	9,656	8,492
Non-cash stock compensation (cost of revenue and operating expenses)	24,204	23,354	40,689	41,984
Accelerated depreciation (cost of revenue and operating expenses	—	1,663	—	3,569
Restructuring and merger charges (gains, losses, and other)	(619)	45	1,376	2,321
Transformation costs (general and administrative)	258	—	3,863	—
Total excluded items	28,193	30,431	55,584	56,366

Income (loss) from operations before excluded items	1,341	(19,842)	2,725	(42,282)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2020	2019	2020	2019

Net loss from operations	(23,968)	(40,202)	(45,696)	(82,342)

Income taxes (benefit)	(3,109)	(5,291)	(6,925)	(5,644)

Other income (expense)	225	(4,780)	(238)	(10,662)

Loss from operations	(26,852)	(50,273)	(52,859)	(98,648)

Depreciation and amortization	6,901	10,977	14,955	19,854

EBITDA	(19,951)	(39,296)	(37,904)	(78,794)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	24,204	23,354	40,689	41,984
Restructuring and merger charges (gains, losses, and other)	(619)	45	1,376	2,321
Transformation costs (general and administrative)	258	—	3,863	—

Other adjustments	23,843	23,399	45,928	44,305

Adjusted EBITDA	3,892	(15,897)	8,024	(34,489)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2020	2020	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	650,691	717,811	(67,120)	(9.4)%
Restricted cash	14,815	14,815	—	—%
Trade accounts receivable, net	99,362	92,761	6,601	7.1%
Refundable income taxes	42,578	38,340	4,238	11.1%
Other current assets	24,560	32,666	(8,106)	(24.8)%
Total current assets	832,006	896,393	(64,387)	(7.2)%

Property and equipment	43,604	44,786	(1,182)	(2.6)%
Less - accumulated depreciation and amortization	28,382	25,465	2,917	11.5%
Property and equipment, net	15,222	19,321	(4,099)	(21.2)%

Intangible assets, net	36,709	45,200	(8,491)	(18.8)%
Goodwill	300,741	297,796	2,945	1.0%
Deferred commissions, net	19,459	16,014	3,445	21.5%
Other assets, net	34,500	27,165	7,335	27.0%
	1,238,637	1,301,889	(63,252)	(4.9)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	38,102	42,204	(4,102)	(9.7)%
Accrued payroll and related expenses	23,172	28,791	(5,619)	(19.5)%
Other accrued expenses	58,532	68,991	(10,459)	(15.2)%
Acquisition escrow payable	14,815	14,815	—	—%
Deferred revenue	6,546	6,581	(35)	(0.5)%
Total current liabilities	141,167	161,382	(20,215)	(12.5)%

Other liabilities	46,608	52,995	(6,387)	(12.1)%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	14,570	14,394	176	1.2%
Additional paid-in capital	1,552,303	1,496,565	55,738	3.7%
Retained earnings	1,499,398	1,545,094	(45,696)	(3.0)%
Accumulated other comprehensive income	6,944	5,745	1,199	20.9%
Treasury stock, at cost	(2,022,353)	(1,974,286)	(48,067)	2.4%
Total stockholders' equity	1,050,862	1,087,512	(36,650)	(3.4)%
	1,238,637	1,301,889	(63,252)	(4.9)%

P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	(23,968)	(40,202)
Non-cash operating activities:
Depreciation and amortization	6,901	10,977
Loss (gain) on disposal or impairment of assets	331	(225)
Provision for doubtful accounts	1,192	1,468
Deferred income taxes	187	(5,090)
Non-cash stock compensation expense	24,204	23,354
Changes in operating assets and liabilities:
Accounts receivable, net	(3,724)	(7,807)
Deferred commissions	(1,764)	(780)
Other assets	2,799	(7,497)
Accounts payable and other liabilities	2,013	3,009
Income taxes, net	(2,478)	(6,926)
Deferred revenue	556	968
Net cash used in operating activities	6,249	(28,751)
Cash flows from investing activities:
Capital expenditures	(296)	(2,641)
Proceeds from sales of assets	—	517
Cash paid in acquisitions, net of cash received	(2,933)	(100,886)
Payments for investments	(1,206)	—
Net cash used in investing activities	(4,435)	(103,010)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	2,424	1,032
Shares repurchased for tax withholdings upon vesting of stock-based awards	(3,928)	(1,814)
Acquisition of treasury stock	—	(80,374)
Net cash used in financing activities	(1,504)	(81,156)
Effect of exchange rate changes on cash	486	(302)

Net change in cash, cash equivalents and restricted cash	796	(213,219)
Cash, cash equivalents and restricted cash at beginning of period	664,710	1,005,477
Cash, cash equivalents and restricted cash at end of period	665,506	792,258

Supplemental cash flow information:
Cash paid (received) for income taxes, net	(822)	6,042

P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	(45,696)	(82,342)
Non-cash operating activities:
Depreciation and amortization	14,955	19,854
Loss (gain) on disposal or impairment of assets	333	(140)
Provision for doubtful accounts	2,522	2,430
Deferred income taxes	(485)	(5,083)
Non-cash stock compensation expense	40,689	41,984
Changes in operating assets and liabilities:
Accounts receivable, net	(9,584)	(11,258)
Deferred commissions	(3,445)	(606)
Other assets	7,703	(3,897)
Accounts payable and other liabilities	(20,671)	2,821
Income taxes, net	(3,583)	(7,789)
Deferred revenue	(101)	(133)
Net cash used in operating activities	(17,363)	(44,159)
Cash flows from investing activities:
Capitalized software	—	—
Capital expenditures	(1,128)	(7,529)
Proceeds from sales of assets	—	517
Cash paid in acquisitions, net of cash received	(2,933)	(105,365)
Payments for investments	(1,873)	—
Net cash used in investing activities	(5,934)	(112,377)
Cash flows from financing activities:
Payments of debt	—	—
Fees from debt refinancing	—	—
Proceeds related to the issuance of common stock under stock and employee benefit plans	3,561	2,092
Shares repurchased for tax withholdings upon vesting of stock-based awards	(5,755)	(13,907)
Acquisition of treasury stock from tender offer	—	—
Acquisition of treasury stock	(42,312)	(100,473)
Net cash used in financing activities	(44,506)	(112,288)

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2020	2019
Effect of exchange rate changes on cash	683	(391)

Net change in cash, cash equivalents and restricted cash	(67,120)	(269,215)
Cash, cash equivalents and restricted cash at beginning of period	732,626	1,061,473
Cash, cash equivalents and restricted cash at end of period	665,506	792,258

Supplemental cash flow information:
Cash paid (received) for income taxes, net	(2,863)	6,152

P 15

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	FY2021

Net Cash Provided by (Used in) Operating Activities	$(15,408)	$(28,751)	$15,804	$(220)	$(28,575)	$(23,612)	$6,249	$(17,363)

Less:
Capital expenditures	(4,888)	(2,641)	(2,773)	(1,409)	(11,711)	(832)	(296)	(1,128)

Free Cash Flow to Equity	$(20,296)	$(31,392)	$13,031	$(1,629)	$(40,286)	$(24,444)	$5,953	$(18,491)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 16

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Q2 FY21 to Q2 FY20
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	FY2021	%	$

Revenues	82,511	90,143	102,217	105,701	380,572	99,437	104,661	204,098	17.6%	14,518
Cost of revenue	36,426	41,460	37,966	36,852	152,704	34,465	34,897	69,362	(18.0)%	(6,563)
Gross profit	46,085	48,683	64,251	68,849	227,868	64,972	69,764	134,736	45.7%	21,081
% Gross margin	55.9%	54.0%	62.9%	65.1%	59.9%	65.3%	66.7%	66.0%

Operating expenses
Research and development	23,722	26,445	27,403	28,411	105,981	26,989	31,035	58,024	19.3%	4,590
Sales and marketing	43,144	45,204	51,993	48,564	188,905	38,627	41,705	80,332	(8.1)%	(3,499)
General and administrative	25,318	27,262	26,107	30,216	108,903	23,368	24,495	47,863	(10.9)%	(2,767)
Gains, losses and other items, net	2,276	45	233	2,447	5,001	1,995	(619)	1,376	(29.2)%	(664)
Total operating expenses	94,460	98,956	105,736	109,638	408,790	90,979	96,616	187,595	(2.5)%	(2,340)

Loss from operations	(48,375)	(50,273)	(41,485)	(40,789)	(180,922)	(26,007)	(26,852)	(52,859)	48.4%	23,421

Total other income/(expense)	5,882	4,780	3,158	1,565	15,385	463	(225)	238	(85.1)%	(5,005)

Loss from continuing operations before income taxes	(42,493)	(45,493)	(38,327)	(39,224)	(165,537)	(25,544)	(27,077)	(52,621)	43.3%	18,416
Income taxes (benefit)	(353)	(5,291)	(287)	(34,345)	(40,276)	(3,816)	(3,109)	(6,925)	618.1%	2,182
Net loss from continuing operations	(42,140)	(40,202)	(38,040)	(4,879)	(125,261)	(21,728)	(23,968)	(45,696)	38.5%	16,234

P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)
									Q2 FY21 to Q2 FY20
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	FY2021	%	$

Earnings from discontinued operations, net of tax	—	—	—	750	750	—	—	—	—%	—

Net loss	$(42,140)	$(40,202)	$(38,040)	$(4,129)	$(124,511)	$(21,728)	$(23,968)	$(45,696)	38.5%	16,234

Diluted loss per share	(0.61)	(0.59)	(0.56)	(0.06)	(1.84)	(0.33)	(0.36)	(0.69)	37.8%	0.23

Diluted loss per share from continuing operations	(0.61)	(0.59)	(0.56)	(0.07)	(1.85)	(0.33)	(0.36)	(0.69)	37.8%	0.23

Some earnings (loss) per share amounts may not add due to rounding.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	FY2021

Loss from continuing operations before income taxes	$(42,493)	$(45,493)	$(38,327)	$(39,224)	$(165,537)	$(25,544)	$(27,077)	$(52,621)
Income taxes (benefit)	(353)	(5,291)	(287)	(34,345)	(40,276)	(3,816)	(3,109)	(6,925)
Net loss from continuing operations	(42,140)	(40,202)	(38,040)	(4,879)	(125,261)	(21,728)	(23,968)	(45,696)

Earnings from discontinued operations, net of tax	—	—	—	750	750	—	—	—
								—
Net loss	$(42,140)	$(40,202)	$(38,040)	$(4,129)	$(124,511)	$(21,728)	$(23,968)	$(45,696)

Loss per share:
Basic	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)	$(0.33)	$(0.36)	$(0.69)
Diluted	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)	$(0.33)	$(0.36)	$(0.69)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$3,123	$5,369	$5,369	$5,181	$19,042	$5,306	$4,350	$9,656
Non-cash stock compensation (cost of revenue and operating expenses)	18,630	23,354	30,295	17,168	89,447	16,485	24,204	40,689
Accelerated amortization (cost of revenue and operating expenses)	1,906	1,663	—	—	3,569	—	—	—
Restructuring and merger charges (gains, losses, and other)	2,276	45	233	2,447	5,001	1,995	(619)	1,376
Transformation costs (general and administrative)	—	—	—	—	—	3,605	258	3,863
Total excluded items, continuing operations	25,935	30,431	35,897	24,796	117,059	27,391	28,193	55,584

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	FY2021

Income (loss) from continuing operations before income taxes and excluding items	$(16,558)	$(15,062)	$(2,430)	$(14,428)	$(48,478)	$1,847	$1,116	$2,963
Income taxes (benefit)	(216)	190	(227)	(11,199)	(11,452)	934	(1,291)	(357)
Non-GAAP net earnings (loss)	$(16,342)	$(15,252)	$(2,203)	$(3,229)	$(37,026)	$913	$2,407	$3,320

Non-GAAP earnings (loss) per share:
Basic	$(0.24)	$(0.23)	$(0.03)	$(0.05)	$(0.55)	$0.01	$0.04	$0.05
Diluted	$(0.24)	$(0.23)	$(0.03)	$(0.05)	$(0.55)	$0.01	$0.03	$0.05

Basic weighted average shares	68,906	67,684	67,473	66,977	67,760	65,570	66,010	65,790
Diluted weighted average shares	68,906	67,684	67,473	66,977	67,760	67,337	68,804	68,071

Some totals may not add due to rounding

###
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	FY2021
Expenses, continuing operations:
Cost of revenue	$36,426	$41,460	$37,966	$36,852	$152,704	$34,465	$34,897	$69,362
Research and development	23,722	26,445	27,403	28,411	105,981	26,989	31,035	58,024
Sales and marketing	43,144	45,204	51,993	48,564	188,905	38,627	41,705	80,332
General and administrative	25,318	27,262	26,107	30,216	108,903	23,368	24,495	47,863
Gains, losses and other items, net	2,276	45	233	2,447	5,001	1,995	(619)	1,376

Gross profit, continuing operations:	46,085	48,683	64,251	68,849	227,868	64,972	69,764	134,736
% Gross margin	55.9%	54.0%	62.9%	65.1%	59.9%	65.3%	66.7%	66.0%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,123	5,369	5,369	5,181	19,042	5,306	4,350	9,656
Non-cash stock compensation (cost of revenue)	755	1,060	1,028	926	3,769	775	913	1,688
Non-cash stock compensation (research and development)	4,451	6,346	6,462	6,001	23,260	5,886	7,713	13,599
Non-cash stock compensation (sales and marketing)	8,920	9,758	15,670	3,678	38,026	7,123	9,233	16,356
Non-cash stock compensation (general and administrative)	4,504	6,190	7,135	6,563	24,392	2,701	6,345	9,046
Accelerated depreciation (cost of revenue)	1,487	1,245	—	—	2,732	—	—	—
Accelerated depreciation (general and administrative)	419	418	—	—	837	—	—	—
Restructuring and merger charges (gains, losses, and other)	2,276	45	233	2,447	5,001	1,995	(619)	1,376
Transformation costs (general and administrative)	—	—	—	—	—	3,605	258	3,863
Total excluded items	$25,935	$30,431	$35,897	$24,796	$117,059	$27,391	$28,193	$55,584

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	FY2021
Expenses, continued operations excluding items:
Cost of revenue	$31,061	$33,786	$31,569	$30,745	$127,161	$28,384	$29,634	$58,018
Research and development	19,271	20,099	20,941	22,410	82,721	21,103	23,322	44,425
Sales and marketing	34,224	35,446	36,323	44,886	150,879	31,504	32,472	63,976
General and administrative	20,395	20,654	18,972	23,653	83,674	17,062	17,892	34,954
Gains, losses and other items, net	—	—	—	—	—	—	—	—

Gross profit, continuing operations excluding items:	51,450	56,357	70,648	74,956	253,411	71,053	75,027	146,080
% Gross margin	62.4%	62.5%	69.1%	70.9%	66.6%	71.5%	71.7%	71.6%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

For the quarter ending
December 31, 2020

GAAP loss from operations	(25,000)

Excluded items:
Purchased intangible asset amortization	4,000
Non-cash stock compensation	25,000
Restructuring and transformation costs	—
Total excluded items	29,000

Non-GAAP income from operations	4,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2021 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

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Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Beginning in the first quarter of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Accelerated depreciation: In the prior year we excluded depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration was part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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